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QUOTA PURCHASE AGREEMENT

concluded between and by Magyarhang Dubbing and Production Limited Liability Company (1024 Budapest, Keleti Karoly u. 42/a reg.no:
01-09-464-033 repr.: Gyorgy Balo) - hereinafter refereed to as the Seller - and

CME Media Enterprise B. V. (Leidseplein 29, 1017 PS Amsterdam, the Netherlands, repr.: Leonard M. Fertig president-CEO) - hereinafter referred to as the Buyer - on the date below, under the following conditions:

1. The Seller is the owner of a quota of Videovox Studio Limited Liability Company (1021 Budapest, Huvosvolgyi ut 64. reg. no.: 01-09-365451) (the "Company") the face value of which is HUF 631,340,000.00 ("Quota").

2. Upon the terms and subject to the conditions of this Agreement, the Seller sells to the Buyer and the Buyer purchases from the Seller the Quota set forth in Section 1 above.

3. In full consideration for the sale and transfer of the Quota described in
Section 1 above, the Buyer shall pay the Seller a purchase price which shall be the US Dollar equivalent of HUF 639,641,000.00 via wire transfer to the Seller's bank account after the execution of this Agreement. The Buyer shall become the owner of the Quota and shall be entitled to exercise the owner's rights attached to the Quota on and from the date of this Agreement.

4. The parties to this Agreement further agree that the Seller is entitled to receive dividend, if any, for the 1996 business year proportionately to the time that has elapsed until the date of this Agreement, if the General Meeting of the Company decides to pay dividend to the members.

5. The Seller hereby declares that it has duly notified the managing director of the Company about its intention to sell the Quota, and the members of the Company have waived their pre-emptive rights attached to the sale of the Quota.

6. The Buyer hereby represents that it is familiar with the terms of the Company's Articles of Association and the amendments thereof and undertakes to be bound by them.

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7. This Agreement shall come into force on the date below and the ownership title for the Quota shall be transferred to the Buyer on the same day.

8. This Agreement shall be governed by Hungarian law. For matters which are not included in this Agreement the relevant provisions of Act no. VI. of 1988 on business organizations shall be applicable.

December 23, 1996

 ...................................   .....................................
on behalf of Magyarhang Ltd.          on behalf of CME Media Enterprise B.V.
Gyorgy Balo managing director         Leonard M. Fertig president-CEO